UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2010

ROWAN COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 621-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 24, 2010, Rowan Companies, Inc. (the “Company”) redeemed the remaining outstanding Skeie Drilling & Production ASA bonds issued pursuant to the bond loan agreement dated March 6, 2007 as amended and restated by an amendment and restatement agreement dated 15 July 2009 between Skeie Drilling & Production ASA (now known as Rowan Drilling Norway AS) (“Rowan Norway”) and Norsk Tillitsmann ASA (the “Bond Trustee”), relating to the “11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013”, guaranteed by SKDP 2 Limited (the “SKDP 2 Loan Agreement”) and the bond loan agreement dated June 29, 2007 as amended and restated by an amendment and restatement agreement dated 15 July 2009 between Rowan Norway and the Bond Trustee, relating to the “11.25 % Skeie Drilling & Production ASA Senior Secured Callable Bond Issue due 2007/2013 II”, guaranteed by SKDP 3 Limited (the “SKDP 3 Loan Agreement”).  Accordingly, the SKDP 2 Loan Agreement and SKDP 3 Loan Agreement were both terminated on November 24, 2010.

The bonds issued pursuant to the SKDP 2 Loan Agreement (the “SKDP 2 Bonds”) had a par value of approximately $39.9 million ($41.3 million book value) and were redeemed at a price of 106% of par.    The total cost of redemption of the SKDP 2 Bonds was approximately $42.2 million.    The redemption resulted in a loss on debt extinguishment totaling $0.9 million to be recognized in the fourth quarter of 2010. The Company also deposited in escrow with the Bond Trustee approximately $0.4 million to cover interest that would accrue on the SKDP 2 Bonds until their March 8, 2011 call date pending resolution of a claim by certain bondholders that the SKDP 2 Bonds are not redeemable until that time.  The Company expects to prevail in this matter and fully recoup the escrowed amount.

The bonds issued pursuant to the SKDP 3 Loan Agreement (the “SKDP 3 Bonds”) had a par value of approximately $72.8 million ($77.0 million book value) and were redeemed at a price of 106% of par.   The total cost of redemption of the SKDP 3 Bonds was approximately $77.2 million.  The redemption resulted in a loss on debt extinguishment totaling $0.2 million to be recognized in the fourth quarter of 2010. The Company also deposited in escrow with the Bond Trustee approximately $3.6 million to cover interest that would accrue on the SKDP 3 Bonds until their July 12, 2011 call date pending resolution of a claim by certain bondholders that the SKDP 3 Bonds are not redeemable until that time.  The Company expects to prevail in this matter and fully recoup the escrowed amount.

The foregoing summaries of the SKDP 2 Loan Agreement and SKDP 3 Loan Agreement do not purport to be complete and are qualified in its entirety by reference to the SKDP 2 Loan Agreement and SKDP 3 Loan Agreement, which were filed as exhibits to the Company’s Current Report on Form 8-K filed on November 5, 2010 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Bond Loan Agreement dated March 6, 2007 as amended and restated by an Amendment and Restatement Agreement dated July 15, 2009 between Rowan Norway and the Bond Trustee, relating to the “11.25 % Skeie Drilling & Production ASA Callable Bond Issue due 2007/2013”, guaranteed by SKDP 2 Limited (incorporated by reference to the Company’s Current Report on Form 8-K/A filed on November 5, 2010).

10.2
Bond Loan Agreement dated June 29, 2007 as amended and restated by an Amendment and Restatement Agreement dated July 15, 2009 between Rowan Norway and the Bond Trustee, relating to the “11.25 % Skeie Drilling & Production ASA Senior Secured Callable Bond Issue due 2007/2013 II”, guaranteed by SKDP 3 Limited (incorporated by reference to the Company’s Current Report on Form 8-K/A filed on November 5, 2010).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

Dated:	November 29, 2010	By:	/s/ William H. Wells
			Name:	William H. Wells

			Title:	Senior Vice President, CFO & Treasurer
(Principal Financial Officer)

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